                                                                    EXHIBIT 22.1

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------

                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934





               January 10, 2001                               0-24464
------------------------------------------------     ------------------------
Date of Report (Date of Earliest Event Reported)     (Commission File Number)


                                The Cronos Group
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                 Luxembourg                            Not Applicable
 ----------------------------------------    ---------------------------------
 (State of incorporation or organization)    (IRS Employer Identification No.)

             16, Allee Marconi, Boite Postale 260, L-2120 Luxembourg
             -------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

                                  (352) 453145
              ----------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)

ITEM 5. OTHER EVENTS

               The Registrant's 2000 annual meeting of shareholders was held on Wednesday, January 10, 2001, in Luxembourg. The record date of the meeting was fixed by the Board of Directors at November 24, 2000. As of the record date, the Registrant had outstanding 9,158,378 shares of Common Stock. The Registrant's stock is traded on NASDAQ (Symbol: CRNS).

               The holders of 5,872,168 shares of the Registrant's Common Stock were represented at the meeting in person or by proxy, thus constituting a quorum of the shareholders for the meeting. The following sets forth the results of the shareholder voting on the matters submitted to the shareholders at the annual meeting.


               ELECTION ITEM                  VOTE                             COUNT
               -------------                  ----                             -----
1. Elect Two Directors.
   The Nominees Were:

   Maurice Taylor                             For                            5,868,218
                                              Authority Withheld                 3,950

   Charles Tharp                              For                            5,868,218
                                              Authority Withheld                 3,950

               ELECTION ITEM                  VOTE                             COUNT
               -------------                  ----                             -----
2. Approve the Company's Non-Employee
   Directors' Equity Plan

                                              FOR                               5,709,828
                                              AGAINST                             158,990
                                              Abstain                               3,350
                                              Broker Nonvotes                           0

3. Approve the Appointment of
   Deloitte & Touche S.A. as the
   Independent Auditors for Fiscal
   Year 2000 and Authorize the
   Directors to Fix the Auditors'
   Remuneration

                                              FOR                               5,868,718
                                              AGAINST                               2,300
                                              Abstain                               1,150
                                              Broker Nonvotes                           0

4. Approve the Reports of the
   Company's Independent Auditors,
   dated March 30, 2000, and of the
   Board of Directors, dated March 29,
   2000

                                              FOR                               5,847,368
                                              AGAINST                               2,950
                                              ABSTAIN                              21,850
                                              BROKER NONVOTES                           0

               ELECTION ITEM                  VOTE                             COUNT
               -------------                  ----                             -----
5.  Approve the Company's Consolidated and
Unconsolidated Financial Statements for the
Year Ended December 31, 1999
                                              FOR                               5,847,368
                                              AGAINST                               2,950
                                              ABSTAIN                              21,850
                                              BROKER NONVOTES                           0


6. Discharge the Following Members
   of the Board of Directors Pursuant
   to Article 74 of the Company law
   (10 August 1915) from the Execution
   of Their Mandate for the Year Ended
   December 31, 1998: Rudolph J.
   Weissenberger

                                              FOR                               5,866,368
                                              AGAINST                               4,950
                                              ABSTAIN                                 850
                                              BROKER NONVOTES                           0


7. Discharge the Following Members
   of the Board of Directors Pursuant
   to Article 74 of the Company law
   (10 August 1915) from the Execution
   of Their Mandate for the Year Ended
   December 31, 1999: Rudolph J.
   Weissenberger, Ernst-Otto
   Nedelmann, Dennis J. Tietz, Maurice
   Taylor, Charles Tharp and S.
   Nicholas Walker

                                              FOR                               5,866,368
                                              AGAINST                               4,950
                                              ABSTAIN                                 850
                                              BROKER NONVOTES                           0

               ELECTION ITEM                  VOTE                             COUNT
               -------------                  ----                             -----
8. Approve the Allocation of the
   Profit/Loss Reported by the Company
   for the Year Ended December 31,
   1999

                                              FOR                               5,847,368
                                              Against                               2,950
                                              Abstain                              21,850
                                              BROKER NONVOTES                           0


                        ********************************

               The election of the two nominees for director required the approval, in person or by proxy, of the holders of a majority of the issued and outstanding shares of Common Stock of the Company; the balance of the proposals submitted to the shareholders required the approval, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock of the Company present in person or by proxy at the meeting. The two nominees for director, Messrs. Taylor and Tharp, each received the approval of the holders of more than 50% of the issued and outstanding shares of the Common Stock of the Company, and the balance of the proposals submitted to the shareholders received the approval of the holders of a majority of the shares of Common Stock of the Company present in person or by proxy at the meeting.

                                   SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                               THE CRONOS GROUP

                               By /s/ ELINOR A. WEXLER
                               -------------------------------
                                  Elinor A. Wexler
                                  Assistant Secretary

Date:  January 10, 2001


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